SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                               August 6, 2003
             Date of Report (Date of earliest event reported)


                        Centurion Gold Holdings, Inc.
          (Exact name of registrant as specified in its charter)



		Florida
(State or other jurisdiction of incorporation)


   000-49810                                       65-1129207
(Commission File Number)                (IRS Employer Identification No.)


		5800 Hamilton Way, Boca Raton, FL  33496
                (address of principal executive offices)


                            (561) 862-0529
         (Registrant's telephone number, including area code)

     (Former name and former address, if changed since last report.)



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Item 4.  Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) Salberg & Company, PA ("Salberg") was dismissed as the independent auditor for the Company on August 6, 2003 based upon the acquisition by the Company of one hundred percent (100%) of the issued and outstanding capital stock of Omaruru Exploration Company
(Proprietary) Limited. ("Omaruru").

(ii) Salberg's reports on the financial statements of the Company for the fiscal year ended December 31, 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from August 9, 2001 (inception) through December 31, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that there was an explanatory paragraph relating to our ability to continue as a going concern.

(iii) The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal year ended December 31, 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from January 1, 2003 through August 6, 2003, there has been no disagreement between the Company and Salberg, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v) During the fiscal year ended December 31 2002, for the period from August 9, 2001 (inception) through December 31, 2001 and for the period from January 1, 2003 through August 6, 2003 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b) New Independent Accountants.

(i) The Company engaged Webb & Company P.A., 1525 Arezzo Circle, Boynton Beach, Florida, 33436 ("Webb"), as its new independent accountants as of August 6, 2003, Prior to such date the Company did not consult with Webb regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

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Item 7.  Financial Statements and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Letter from Salberg & Company, PA


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SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: August 6, 2003       Centurion Gold Holdings, Inc.


                            By: /s/ Jim Dodrill, President
                                -------------------------
                                Jim Dodrill
                                President

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